UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934



April 1, 2006
Date of Report (Date of Earliest Event Reported)


MASTR Second Lien Trust 2006-1
(Exact name of issuing entity as specified in its charter)


UBS Real Estate Securities Inc.
(Exact name of Sponsor as specified in its charter)


Mortgage Asset Securitization Transactions, Inc.
(Exact name of Depositor as specified in its charter)


New York              333-124678-23            54-2195495
(State or Other       (Commission              54-2195496
Jurisdiction of        File Number)            54-2195497
Incorporation)                                 (IRS Employer
                                               Identification No.)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of Principal Executive Offices)             (Zip Code)


(410) 884-2000
(Registrant's Telephone Number, including Area Code)


Not Applicable
(Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))




Section 6 - Asset-Backed Securities

Item 6.02 - Change of Servicer or Trustee.

During the period from and including February 24, 2006 to and including
March 31, 2006, the Servicing responsibility for the primary servicing of the Loans was provided for by Irwin Union Bank and Trust Company ("Irwin"), through its subservicer, Cenlar FSB in accordance with the Servicing Agreement, dated as of August 1, 2005 (the "Servicing Agreement"), as amended by Amendment Number One, dated as of February 2, 2006, by and between UBS Real Estate Securities Inc. ("UBSRES") and Irwin, and as assigned by UBSRES to Mortgage Asset Securitization Transactions, Inc. (the "Depositor") pursuant to the Assignment, Assumption and Recognition Agreement dated as of February 24 among UBSRES, the Depositor and Irwin, and as further assigned by the Depositor to the MASTR Second Lien Trust 2006-1 (the "Issuing Entity") pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2006 among UBSRES, the Depositor, Wells Fargo Bank, N.A. and U.S. Bank National Association, as trustee on behalf of the Issuing Entity. On April 1, 2006, such subservicing was transferred from Cenlar FSB to Irwin Home Equity Corporation.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MASTR Second Lien Trust 2006-1
(Registrant)

By: Wells Fargo Bank, N.A. as Master Servicer
By: /s/ Lisa Brewster
By: Lisa Brewster, Assistant Vice President
Date: 4/6/2006